AMENDMENT NO. 2 TO CUSTODIAN AGREEMENT


	This AMENDMENT NO. 2, dated the 30th day of June, 2000, is made by and between Alleghany Funds, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Bankers Trust Company ("Bankers Trust") (collectively, the "Parties").

WITNESSETH THAT:
	WHEREAS, the Trust and Bankers Trust have entered into an agreement dated June 1, 1997, as amended September 17, 1998, wherein Bankers Trust has agreed to provide certain custody administration services to the Trust ("Custodian Agreement"); and
	WHEREAS, the Parties wish to amend the Custodian Agreement to include under its terms one additional separate series of shares identified as Alleghany/Veredus SciTech Fund;
	NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Custodian Agreement in the form attached hereto as Schedule "A".
	This Amendment shall take effect upon the date that the respective amendments to the registration statement of the Trust registering Alleghany/Veredus SciTech Fund become effective.
	IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one type written page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Alleghany Funds	Bankers Trust Company

/s/Kenneth C. Anderson		/s/Richard Fogarty
By:  Kenneth C. Anderson, President	By: Richard Fogarty

/s/Gerald F. Dillenburg		/s/Judson K. LaLonde
Attest:  Gerald F. Dillenburg, V.P.	Attest: Judson K. LaLonde


EXHIBIT "A"



To Custodian Agreement dated as of June 1, 1997, between Bankers Trust Company and CT&T Funds (now known as Alleghany Funds).


LIST OF PORTFOLIOS

The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referenced Custodian Agreement.


Alleghany/Montag & Caldwell Growth Fund
Alleghany/Chicago Trust Growth & Income Fund
Alleghany/Chicago Trust Talon Fund
Alleghany/Chicago Trust Balanced Fund
Alleghany/Montag & Caldwell Balanced Fund
Alleghany/Chicago Trust Bond Fund
Alleghany/Chicago Trust Municipal Bond Fund
Alleghany/Chicago Trust Money Market Fund
Alleghany/Chicago Trust SmallCap Value Fund
Alleghany/Veredus Aggressive Growth Fund
Alleghany/Veredus SciTech Fund




Amended: September 17, 1998
Amended: June 30, 2000